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EXHIBIT (99)-1  SELECTED SUPPLEMENTAL FINANCIAL DATA

         The following table sets forth selected financial data for the Corporation derived from the Corporation's Supplemental consolidated financial statements and should be read in conjunction with the related supplemental consolidated financial statements and notes thereto. See Exhibit (99)-3 Supplemental Financial Statements and Supplemental Data.



                                                                   YEAR ENDED DECEMBER 31, (2) (3)
                                                                   -------------------------------
                                                    1998          1997          1996          1995          1994
                                                ------------- ------------- ------------- ------------- -------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF FINANCIAL CONDITION
DATA:
Total assets                                    $   524,394   $   363,710   $   272,172   $   200,739   $   149,515
Loans, net of unearned income                       365,379       216,830       153,074       101,484        70,213
Investment securities                                77,442        82,440        77,738        64,905        53,242
Deposits                                            435,366       306,785       234,884       173,106       131,701
Stockholders' equity                                 57,211        45,497        33,346        25,146        17,000
SELECTED STATEMENT OF OPERATIONS DATA:
Interest income                                      34,009        25,704        17,974        13,820        10,800
Interest expense                                     15,918        11,952         8,025         5,932         4,086
                                                ------------- ------------- ------------- ------------- -------------
         Net interest income                         18,091        13,752         9,949         7,888         6,714
Provision for loan losses                             3,433         1,849           966           550           167
Noninterest income                                    3,221         2,320         1,966         1,621         1,461
Merger related costs                                  1,466            --            --            --            --
Other noninterest expense                            17,758        11,849         9,456         7,285         5,524
                                                ------------- ------------- ------------- ------------- -------------
Income (loss) before tax                             (1,345)        2,374         1,493         1,674         2,484
Income tax (benefit) expense                           (978)          696           390           326           638
                                                ------------- ------------- ------------- ------------- -------------
         Net (loss) income                      $      (367)  $     1,678   $     1,103   $     1,348   $     1,846
                                                ============= ============= ============= ============= =============

PER SHARE DATA:
Net (loss) income-basic and diluted             $      [.03]   $      .20   $       .15   $       .21   $       .34
Book value                                             4.78          4.39          4.09          3.79          3.18
Dividends (1)                                            --           .09           .08           .08           .07
PERFORMANCE RATIOS:
Return on average assets                               (.08)%         .53%          .49%          .76%         1.26%
Return on average equity                               (.78)         4.79          3.87          6.02         10.91
ASSET QUALITY RATIOS:
Allowance for loan losses to nonperforming
loans                                                142.50%       108.30%        85.70%       190.34%       210.47%
Allowance for loan losses to loans, net of
unearned income                                        1.24          1.16          1.15          1.46          1.77
Nonperforming loans to loans, net of unearned
income                                                  .87          1.07          1.34           .76           .84
Net loan charge-offs to average loans                   .65           .57           .57           .37           .25
CAPITAL RATIOS:
Leverage ratio                                        11.01%        13.59%        13.91%        12.54%        11.42%
Tier 1 risk-based capital ratio                       13.87         18.28         18.71         21.58         20.68
Total risk-based capital ratio                        14.99         19.31         19.71         22.83         21.93

(1) Dividends per share represent dividends paid on the common stock of the Corporation's predecessor Warrior Capital Corporation.
(2) Information for all prior periods has been restated for the poolings of interests completed during 1998 and February 1999.
(3) The selected financial data includes the financial data for Emerald Coast Bancshares, Inc. since the date of its inception, August 30, 1996.